SMITH CORONA CORPORATION
                         65 Locust Avenue
                 New Canaan, Connecticut   06840


                          June __, 1995



PRIVILEGED AND CONFIDENTIAL



John A. Piontkowski
Six November Trail
Weston, CT   06883

Dear John:

          This will confirm our mutual agreement to amend the severance agreement (the "Agreement") entered into between you and Smith Corona Corporation, dated April 3, 1995. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Agreement.

          Involuntary Termination of Employment shall also include your termination of your employment within the ninety
(90) day period following the first occurrence of an event of Good Reason. "Good Reason" shall mean reduction in your base compensation, substantial curtailment of your status or responsibilities, or your forced relocation to an office located more than 35 miles from New Canaan, Connecticut.

          If the foregoing is acceptable to you, please sign and date both copies of this Amendment to the Agreement in the space indicated below and return one executed copy to the undersigned at your earliest convenience.

                                   Very truly yours,

                                   SMITH CORONA CORPORATION


                                   By:




AGREED AND ACCEPTED:

______________________________
John A. Piontkowski

______________________________
Date